                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                                  ___________

                                   FORM 8-K
                                  ___________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  May 17, 2000


                          CFW Communications Company
              (Exact Name of Registrant as Specified in Charter)

    Virginia                           0-16751                         54-1443350
(State of Incorporation)       (Commission File Number)     (IRS Employer Identification No.)

                                P. O. Box  1990
                           Waynesboro, Virginia 22980
                    (Address of principal executive offices)

                                 (540) 946-3500
              (Registrant's telephone number, including area code)


     Item 5.        Other Events.

Merger with R&B Communications

     On May 17, 2000, CFW Communications Company, a Virginia corporation ("CFW"), entered into a binding letter agreement with R&B Communications, Inc. ("R&B") providing for the merger of R&B with CFW. Under the letter agreement, CFW will exchange 3.7 million shares of its common stock for all of R&B's capital stock. The merger is subject to execution of a definitive agreement, regulatory and shareholder approvals and other customary closing conditions. CFW's board of directors will be expanded to include two current directors from R&B.

Acquisition of PrimeCo's Virginia Assets

     On May 17, 2000, on behalf of Virginia RSA 6 Cellular Limited Partnership ("RSA 6"), CFW, as general partner of RSA 6, entered into a definitive asset exchange agreement with PrimeCo PCS, L.P. ("PrimeCo") providing for the exchange of certain PrimeCo licenses and assets in Richmond and Norfolk, Virginia for a cash payment of $407 million, assumption of $20 million in lease obligations and exchange of CFW's ownership interest and assets in two cellular properties. The transaction is subject to the consummation of the Bell Atlantic-GTE merger and regulatory approvals and other customary closing conditions.

     In connection with the asset exchange agreement, each of Welsh, Carson, Anderson & Stowe ("WCAS") and Morgan Stanley Dean Witter ("MSDW") have entered into commitment letters to make certain equity investments in CFW. WCAS has committed to purchase 100,000 shares of Senior Cumulative Convertible Preferred Stock, Series B for $100.0 million, and MSDW has agreed to purchase 12,500 shares of Series B Preferred Stock for $12.5 million. The Series B Preferred Stock is entitled to receive dividends at an annual rate of 8.5% of the stated value and is convertible into shares of CFW common stock at any time at the option of the holders at a conversion rate equal to the stated value divided by $41.00. In connection with the issuance of the Series B Preferred Stock, CFW is issuing to WCAS and MSDW warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $50.00 per share. The purchase of the Series B Preferred Stock is subject to regulatory approvals and other customary closing conditions.

     WCAS also has committed to purchase 42,222 shares of Senior Cumulative Convertible Preferred Stock, Series C for $42.2 million and 57,778 shares of Senior Cumulative Convertible Preferred Stock, Series D for $57.8 million, and MSDW has agreed to purchase 5,278 shares of Series C Preferred Stock for $5.3 million and 7,222 shares of Series D Preferred Stock for $7.2 million. The Series C Preferred Stock is entitled to receive dividends at an annual rate of 8.5% of the stated value and is convertible into shares of CFW common stock at the option of the holders at a conversion rate equal to the stated value divided by $43.00. The Series D Preferred Stock is entitled to receive dividends at an annual rate of 18.0% of the stated value and will be automatically converted into shares of Series C Preferred Stock upon CFW shareholder approval of such conversion. Upon such approval, the dividend rate on the Series C Preferred Stock will decrease to 5.5%, and the conversion price will increase to $45.00. The purchase of the Series C and Series D Preferred Stock is subject to the closing of the acquisition of PrimeCo and customary closing conditions. The proceeds of the sale of the Series C and Series D Preferred Stock will be used to fund a portion of the purchase price of PrimeCo.

     The holders of a majority of the Series B Preferred Stock are entitled to elect in the aggregate two of CFW's directors and for so long as they are entitled to do so, CFW's board will consist of no more than 11 directors. The holders of the Series B and Series C Preferred Stock will be entitled to vote with the holders of CFW common stock on an as-converted basis. Until CFW's shareholders approve full voting rights, WCAS will exercise voting rights only with respect to shares representing less than 20% of the issued and outstanding shares of CFW common stock at the time of any such vote, and will vote any remaining shares in the same proportion as CFW's other shareholders. The Series D Preferred Stock will be non-voting.

     Morgan Stanley Senior Funding, Inc., an affiliate of MSDW ("Morgan Stanley"), has committed to provide senior, secured credit facilities through a syndicate of lenders headed by Morgan Stanley. These facilities comprise a $100 million revolving credit facility and $225 million in term loans and term loan commitments, divided into a $75 million Term Loan A and a $150 million Term Loan
B. Term Loan B is expected to be used to finance, in part, the PrimeCo acquisition. Borrowings under Term Loan A are available for one year after the closing date under the credit agreement. These borrowings and borrowings under the revolving credit facility may be used to refinance CFW's existing senior debt and debt of the Virginia and West Virginia PCS Alliances (collectively, the "Alliances"), as well as for working capital and general corporate purposes of CFW and the Alliances (up to a limit of $250 million in total provided by CFW to the Alliances). The revolving credit facility will be repayable in a single payment on the seventh anniversary of closing. Amounts outstanding under Term Loan A at the end of year one will be repayable beginning the fourth year after closing in increasing quarterly installments, with a final maturity on the seventh anniversary of closing. Term Loan B will be repayable beginning in the third year after closing in quarterly installments equal to approximately 1% per year of principal during each year through the seventh year, with the entire balance of Term Loan B repayable between the seventh and eighth anniversaries of closing. CFW may choose to have interest accrue on loans outstanding under the senior credit facilities at the prime rate or the London interbank offered rate (fully reserve adjusted), in either case, plus a margin. Depending on CFW's operating results from time to time, the margins on revolving credit loans and Term Loan A loans are expected initially to be 2% over prime or 3% over LIBOR. Margins on Term Loan B loans are 0.5% higher than the margins on the other loans.

     CFW will seek to raise an additional $375 million in the private debt markets in connection with the PrimeCo acquisition. Morgan Stanley & Co. Incorporated (an affiliate of MSDW and Morgan Stanley) and WCAS have committed to provide bridge financing in the form of $280 million of senior bridge notes and $95 million of subordinated debt, respectively, in the event CFW does not complete its private debt financing prior to the closing of the PrimeCo acquisition.

Sale of Subsidiary to Telegate

     On May 17, 2000, CFW also entered into a definitive stock purchase agreement with Telegate AG ("Telegate"). Pursuant to the stock purchase agreement, Telegate will acquire, through a wholly-owned subsidiary, 100% of the outstanding capital stock of CFW Information Services, Inc., a wholly-owned subsidiary of CFW, for a purchase price of $32 million in cash and $3.5 million in Telegate stock. CFW will retain ownership of its three call center buildings and lease the facilities to Telegate. The consummation of the transaction is subject to regulatory approvals and customary closing conditions.

     FORWARD-LOOKING STATEMENTS MADE BY CFW ARE BASED ON A NUMBER OF ASSUMPTIONS, ESTIMATES AND PROJECTIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND ANY SIGNIFICANT DEVIATIONS FROM THESE ASSUMPTIONS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS. CFW UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE SUCH STATEMENTS TO REFLECT CURRENT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

     Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

             (c)   Exhibits.
     The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

     (10.1) Letter Agreement, dated May 17, 2000, between CFW and R&B Communications, Inc.

     (10.2) Asset Exchange Agreement, dated May 17, 2000, between RSA 6 Cellular Limited Partnership and PrimeCo PCS, L.P.

     (10.3) Stock Purchase Agreement, dated May 17, 2000, between CFW and Telegate AG.

     (99.1)  Press Release dated May 18, 2000.

     (99.2)  Press Release dated May 18, 2000



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CFW Communications Company
                            (Registrant)

                            By:     /s/ Michael B. Moneymaker
                                 ----------------------------------------
                                 Michael B. Moneymaker
                                 Senior Vice President and Chief Financial
                                 Officer, Treasurer and Secretary


Date: May 24, 2000